Exhibit 4.2

EXPLORATION AND OPTION TO PURCHASE CONTRACT

This Exploration and Option to Purchase Contract is celebrated in the City of Monterrey, N.L. on February 11th 2004:

Between:

MINERA MEXICANA EL ROSARIO, S.A. DE C.V., represented herein by ING. FRANCISCO RAMOS SANCHEZ, vested with General Powers of Attorney for Legal Representation, Management Affairs, and Disposition of Assets (henceforth known as the “EXPLORATION COMPANY”) of the first part.

And

Mr. ALFREDO RODRÍGUEZ CHAVEZ, represented herein by ING. EDUARDO RODRÍGUEZ CHAVEZ (henceforth known as the “CONCESSIONARY”) of the second part.

The parties appear to celebrate this Exploration and Option to Purchase Contract (henceforth collectively called the “Contract”) with the intention of stipulating terms and conditions according to which the CONCESSIONARY gives to the EXPLORATION COMPANY:

a)	Exploratory rights derived from the mining concession; and

b)	The right and exclusive option, but not the obligation, of acquiring 100% of the rights to the title derived from the Mining Concession,

subject to the terms and conditions agreed upon in this instrument and in conformity with the following statements:

I.	The EXPLORATION COMPANY declares that:

A).	It is an anonymous mercantile society with variable capital, existing, and properly established according to laws in force in the United Mexican States, as well as registered as a mining society in the “Public Mining Registry of the General Directorate of Mines of the Secretary of the Economy”.

B).	It possesses the legal capacity required according to the law to acquire the mining concession located within the territory of the United Mexican States, according to the eleventh article of the Mining Law currently in force.

C).	The legal powers and authorities given to the representative that appears in its name and representation in this act have not been, to the date in which this instrument was signed, revoked or modified nor have they been limited in any way. Such powers and legal authority are, according to the law, sufficient to appear in the manner he appears in this act.

D).	The agreement or fulfillment of the obligations stipulated in this contract will not come into conflict or result in the failure to fulfill any other agreement, pact, or instrument of any nature of which it is part or to which terms it is subject or compelled.

II.	The CONCESSIONARY declares that:

a)	It owns 100% of the rights derived from the concession that protects exploitation rights over the mining lot called “Santo Niño,” located in the Municipality of Guadalupe y Calvo, Chihuahua, Chih. (henceforth known as the “Mining Concession”) with information as follows: File Number 321.1/89, Title Number 177808, issued on April 22nd 1986, with an area of 80 hectares in the mining zone called San Antonio de la Pirámide (henceforth known as “THE PROPERTY”) in the municipality of Guadalupe y Calvo, Chihuahua, Chih. It is registered under the number 568 on page 143 of the 240th volume of the General Book of Mining Concessions of the Mining Public Records, dated April 22nd 1986.

b)	The mining concession is, to the date in which this contract was signed, and will continue to be for as long as the contract lasts: (i) in force, and free of any burden, charge, encumbrance, or limitation of any dominion; (ii) in complete fulfillment of the obligations stipulated in the 27th article of Mining Law (with the exception of unpaid mining rights for both semesters of the years 2000, 2001, 2002, 2003, and the 1st semester of 2004); (iii) free of judicial dispute, lawsuit, judicial or extrajudicial requirement, or administrative procedure that could render the cancellation, expiration, nullity, or insubsistence of the right derived from it; and (iv) with the exception of the Promise to Contract (as defined further ahead in this document), free of legal effects of any agreement or legal act that could hinder, affect, or prohibit the celebration of this Contract, whether it is registered or not in the “Public Mining Registry of the General Directorate of Mines of the Secretary of the Economy” (henceforth mentioned as the “Mining Public Records”);

c)	The agreement or fulfillment of the obligations stipulated in this Contract will not come into conflict with, or result in the failure to fulfill any other agreement, pact, or instrument of any nature it is part of, or to which terms it is subject or compelled.

d)	It possesses the legal capacity required according to the law to enter into this agreement, as well as to agree upon and fulfill the obligations stipulated in this instrument.

III.	Both the CONCESSIONARY and the EXPLORATION COMPANY declare that on October 1st 2003 they signed and ratified, before a notary public, a letter of intent by means of which the parties legally promised the celebration of this contract (henceforth mentioned as the “Promise to Contract”) and stipulated the terms for the Option to Purchase and the exploration rights on the Mining Concession, which have been stated in this document. They have also since agreed to extend the date for the signing of this contract to January 31st 2004.

IV.	The parties declare that on account of the mutual manifestations declared prior to this Contract, and because it suits both their legal and economic interests, it is their will to celebrate in this act the Contract of Exploration and Option to Purchase in accordance with the following clauses:

CHAPTER I

Option to Purchase Contract

1.	Option. THE CONCESSIONARY gives in this act and transmits to the EXPLORATION COMPANY, and the EXPLORATION COMPANY acquires, the right and the irrevocable and exclusive option, but not the obligation, to acquire 100% of the rights derived from the Mining Concession (title 177808, mining lot “Santo Niño”) in accordance with the following terms and conditions agreed upon in this Contract (henceforth referred to as the “Option to Purchase”), registered under the number 568 on page 143 of the 240th volume of the General Book of Mining Concessions of the Mining Public Records, dated April 22nd 1986.

2.	The Option to Purchase is: (a) exclusive, because it is given only to the EXPLORATION COMPANY (or to whom the EXPLORATION COMPANY gives this right in accordance with this agreement), and (b) irrevocable, because the CONCESSIONARY, but not the EXPLORATION COMPANY, is forbidden to revoke, renounce, suspend, or interrupt the Option to Purchase for as long as the Option lasts.

3.	Completion. The Option to Purchase will be in force for a period of three (3) years plus forty-five (45) calendar days, which will be counted starting on the day that the Mining Public Records approves, through an official letter, the registration of this Contract (the “Completion of the Option”).

4.	The Completion of the Option will be obligatory for the CONCESSIONARY, and voluntary at all times for the EXPLORATION COMPANY. The EXPLORATION COMPANY is entitled to give up its rights before the period is completed by virtue of a notification of the unilateral termination of this contract, with no further obligation, except for the notification itself in writing and the fulfillment of any obligations existing up to the notification date, as stated in this Agreement.

5.	Excercise: Should the EXPLORATION COMPANY decide to exercise its Option to Purchase right, it will notify the CONCESSIONARY in writing, as stated in the terms agreed upon in clause 24 (should be 22 and 23) (the “Purchase Notification”) The EXPLORATION COMPANY can, but is under no obligation to, exercise its Option to Purchase Right at any moment during the period the Option is in force.

6.	Once the Purchase Notification is received from the EXPLORATION COMPANY, the parties are obliged unconditionally and under the strictest of responsibilities to sign and ratify before a notary public, within the next 45 calendar days after the notification is received, a purchase agreement (the “Purchase Agreement”), through which the CONCESSIONARY, as the vendor, will transmit to the EXPLORATION COMPANY, as the buyer, in strict accordance to the terms and conditions stated in this Contract, and without the right on either part to modify or add anything to these terms and conditions, while mutually renouncing any and all rights of future renegotiation, a 100% interest in the rights derived from the mining concession. These rights shall be transmitted: (a) in force and in complete fulfillment with the obligations stated in the 27th article of the Mining Law, (b) free of all burdens and encumbrances of any kind, and (c) free of the legal effects of any contract or legal act that could affect any of the rights derived from the Mining Concession or that could hinder the signing or the registration of the Purchase Contract in the Mining Public Records.

7.	The Purchase Notification shall be given to the CONCESSIONARY, and should contain the following:

(a)	the irrevocable intention of the EXPLORATION COMPANY to exercise the Option to Purchase and, as a result, to purchase a 100% interest in the rights derived from the Mining Concession.

(b)	the date and time (which should be within the period stated in clause 6 (should be Clause 3)) in the city of Monterrey, N.L. at which the parties should appear for the signing and ratification by the notary public of the Purchase Contract (if the civil state of the CONCESSIONARY is that of ‘marriage’, under conjugal law, his wife should also appear to give any needed consent)

(c)	an outline of the Purchase Contract, containing the terms and conditions agreed upon in this Contract.

8.	Price: The EXPLORATION COMPANY will pay to the CONCESSIONARY, for the purchase of a 100% interest in the rights derived from the Mining Concession, the total amount of US $165,000 (ONE HUNDRED AND SIXTY-FIVE THOUSAND UNITED STATES’ DOLLARS 00/100) as follows:

(a)	US $20,000 (TWENTY THOUSAND UNITED STATES’ DOLLARS 00/100), to be paid within the next ten working days beginning on the date on which the Mining Public Records approves, through an official letter, the registration of this Contract;

(b)	US $50,000 (FIFTY THOUSAND UNITED STATES’ DOLLARS 00/100), to be paid in five (5) semestral partial payments of US $10,000 (TEN THOUSAND UNITED STATES’ DOLLARS 00/100) each, the first of which should be paid six (6) calendar months after the date on which the Option Contract is registered; if the EXPLORATION COMPANY, upon the date of each payment has not renounced its rights according to this Contract, the payment shall be complete, however, if it has renounced them, the payment given to the CONCESSIONARY will be proportional to the time elapsed since the previous payment until the date of notification;

(c)	US $95,000 (NINETY FIVE THOUSAND UNITED STATES’ DOLLARS 00/100), to be paid no later than forty five (45) calendar days after the third anniversary of the date on which the Mining Public Records, through an official letter, approves the registration of this Contract, and only if the EXPLORATION COMPANY has not renounced its rights as stated in this Contract before that date.

9.	The parties agree that the sum of the amounts to be paid, as stated in Clause 8 (should be Clause 5) of this Contract constitute the total purchase price agreed upon for the 100% interest in the Mining Concession. In case the Option to Purchase is exercised before the term of the Option is completed, the obligations contained in Clause 8 (should be Clause 5), parts a), b), and c) above, will be due and payable before the dates stated in the same Clause and the EXPLORATION COMPANY must pay, on the day that the Purchase Contract is signed and ratified by a notary public, the amount that results by subtracting from the total Purchase Price, the amounts paid to that date according to those parts of Clause 8 (should be Clause 5). Any payment realized in accordance with this Contract should be made according to the fiscal legislation of the United Mexican States that is in force on the date on which the payment is made. The CONCESSIONARY will issue in favor of the EXPLORATION COMPANY an invoice, or document conforming to the applicable law, and containing all legal requirements stipulated by pertinent laws for each and every one of the payments received in accordance with this Contract.

10.	In case one of the dates on which the agreed payments are due should fall upon a non working day, the term will be extended until the working day immediately following. For the purpose of this Contract, all Saturdays and Sundays will be considered non-working days, as well as all those stipulated as such by Mexican Federal Working Laws.

CHAPTER II

Exploration Contract

11.	Exploration. The CONCESSIONARY transmits in this act to the EXPLORATION COMPANY, and the latter acquires, exploration rights derived from the Mining Concession, including the right to conduct Mining Activities over the lots protected by the Mining Concession, without limitations (in accordance with clause 13 (should be Clause 10) below) (henceforth collectively denominated the “Exploration Rights”).

12.	Completion. The EXPLORATION COMPANY will be entitled to the Exploration Rights during the term of the Option (the “Term of Exploration”). The Term of Exploration will be obligatory for the CONCESSIONARY and optional for the EXPLORATION COMPANY. The EXPLORATION COMPANY is entitled to renounce prematurely and at any moment, the rights acquired according to the present Contract, through the notification to the other part of the anticipated unilateral completion of the present Contract and the fulfillment of the commitments due until the day the notification takes place, in accordance with the same.

13.	Mining Activities. The EXPLORATION COMPANY will be entitled to conduct, over the mining lots protected by the Mining Concession, as well as the surface territory (with the previous agreement of the landowners), all activities required to identify mineral deposits and the quantification and evaluation of economically viable reserves that might be contained therein, including, without limiting the general character of the foregoing, the following activities (henceforth the “Mining Activities”):

a)	construction of any kind of buildings; geological studies, sampling of rock, soil, sediments, and minerals in order to accomplish metallurgic tests; geological and geophysic mapping; construction of ditches and any other workings to support the exploration operation; diamond drilling, developments and drilling of any other kind; and the construction of mine drifts, shafts, and adits;

b)	the access, temporary occupation or construction of right-of-ways; construction of access roads, office areas and workshops, and in general, the construction of any installation, building or structure necessary in its judgment to fulfill said objectives;

c)	the full use of water for all exploration work and labour, and for domestic use of the personnel hired for this purpose; the installation of water pipe, electric lines or any structure or construction designed for the conduct of the same.

14.	Exploration Program. The EXPLORATION COMPANY has the right to establish, at its absolute discretion, the beginning, suspension, conclusion, manner, terms, and conditions of execution of the Mining Activities and the exercise of the Exploration Rights.

14.1	The CONCESSIONARY cannot, for as long as the Contract is in force, operate or have any participation in any portion of the mining lots protected by the Mining Concession, directly or indirectly, nor conduct any activity or act stated in clause 7 (should be Clause 10) above, or any other act oriented toward the identification of mineral deposits, the quantification, estimation or evaluation of economically useful reserves, or the milling, extraction, production, or processing of any kind of mineral.

15.	During the execution of the Mining Activities, the EXPLORATION COMPANY is obligated to comply with every requirement in force imposed by mining, labour, environmental, and fiscal laws.

CHAPTER III

Common Dispositions

16.	Obligations. The EXPLORATION COMPANY is obliged, from the date on which the present Contract is registered at the Mining Public Records, to:

a)	execute over the Mining Concession, the exploration and/or exploitation assessment work, whichever will be the case, according to the Mining Laws, and to prove this execution to the “General Directorate of Mines of the Secretary of the Economy”:

b)	pay the mining rights generated over the Mining Concession and present to the “General Directorate of Mines of the Secretary of the Economy” the receipts of each payment, and to present a copy of this documentation to the CONCESSIONARY.

17.	Obligations. In the event that the Option is not executed by the EXPLORATION COMPANY, copies of the information and results of the exploration conducted on the property, will be delivered to the CONCESSIONARY free of charge.

18.	Obligations. The CONCESSIONARY is obliged, from the day of the signature of this Contract, and throughout the time it is in force, to maintain the Mining Concession in good standing, and under the conditions stipulated in Declaration II clause b), subject to the payment of unpaid rights according to clause 18 (should be Clause 16) and to not:

c)	record, transmit, promise, transfer, option or offer for sale any of the derived rights or the title of the Mining Concession;

d)	reduce or ask for the reduction of any portion of the superficial area of the mining lots protected by the Mining Concession, without previous written consent from the EXPLORATION COMPANY.

19.	The EXPLORATION COMPANY will make payment to, and verify the same with, the “General Directorate of Mines” for the payment of mining rights in respect of the Mining Concession which are owing at the time of the registration of this Contract.

20.	Non-performance. In case of non-compliance with any of the obligations already stated in this Contract, by either of the parties, and as a previous requirement to any legal action, the affected party must deliver to the other party a notification indicating the obligation(s) that, in their opinion, have not been fulfilled; and must allow said other party to remedy this deficiency within a 30 calendar day period from the day the notification is given (the “Non-performance Notification”).

21.	If, at the conclusion of the term authorized in the previous paragraph, the non-performance with the obligation has not been corrected or the party responsible for said non-performance has not demonstrated to the affected party any evidence that justifies said circumstance, then the affected party can deliver to said party a notification of rescission of the Contract (the “Rescission Notification”).

22.	Laws and Applicable Courts. The present Contract should be intrepreted and regulated by the applicable dispositions stated by the Mining Law and its regulations, the Commercial Code, and the Federal Civil Code. The parties will be subject to state and federal authorities, residing in the City of Chihuahua, State of Chihuahua, in the case of conflict, or when interpretation to the statements presented in this Contract is required, or in the lack of express stipulation within the same, renouncing the jurisdiction of any other judge, tribunal or court, that they could have access to, due to their respective actual or future addresses, or due to other legal dispositions that were or could be applicable.

23.	Force Majeure. In the event that, during the time this Contract is in force, an Act of God or Fortuitous Event (as defined in clause 25 (should be Clause 21)) should take place then the requirement for the payment of the obligations agreed upon in this Contract, will be suspended for as long as this Act of God or Fortuitous Event lasts and the term in which to comply with said payment will be extended by a time equal to the time of existence of the Act of God or Fortuitous Event.

24.	The parties recognize as cases of “Force Majeure” or “Fortuitous Event” as the following: all natural acts, fortuitous or otherwise out of the control of either one of the parties, such as earthquakes, volcanic eruptions, hurricanes, fires, floods, storms, accidents, droughts, landslides, mutinies, rebellions, revolutions, wars, labour strike, illegal deprivation of freedom, acts of authority, impossibility or obstruction of the access to the mining lots protected by the Mining Concession, and, in general, any other event or act out of the control of either or both parties that may impede or delay the fulfillment of obligations agreed to in the present Contract.

25.	Announcements and Notifications. All announcements and notifications between the parties, as a result of this Contract, should be given in writing and must be addressed to the parties at the last location or address stated in this Contract, which until written communication exists that would inform otherwise will be :

EXPLORATION COMPANY Arizona 2055 Col. Las Aguilas Chihuahua, Chih. C.P. 31250 Atn: Ing. Francisco Ramos Sanchez	CONCESIONARY Picacho No. 116 Cumbres 2do Sector Monterrey, NL. Atn: Ing. Eduardo Rodriguez Chavez or Mr. Alfredo Rodriguez Chavez
Fax: 01442-2183177	Fax: 0181-8300-1854

Either party can change, at any time, its aforementioned address by informing the other party by a written notification within 10 calendar days before it becomes effective.

26.	All notifications must be made: (i) personally, or (ii) by any electronic media, with a confirmation by certified or registered mail of the corresponding receipt, or (iii) by certified or registered mail requesting confirmation of receipt by commercial courier. All notification will be valid and considered received: (a) if it was delivered personally, on the date it was made if it was made at the regular established working hours, or if it was not made during regular working hours, then if it was delivered the next working day to the date it was made, (b) if delivered by electronic media, receiving from the other party the following working day, a confirmation of the receipt of the notification, and (c) only if delivered by mail or commercial courier, if confirmed the working day after the receipt. Both parties are able to change their respective addresses by notification of the other party.

27.	Termination. The present Contract will be considered terminated leaving no effects or legal power, without the need of a resolution or a judicial appeal in the following cases:

e)	the termination by the EXPLORATION COMPANY alone or by the person to whom they have transferred their rights, as authorized by this Contract, by sending a written notification of the termination of the Contract (“Termination Notification”). The EXPLORATION COMPANY is not obligated to justify, prove, or provide any cause or reason for which this Termination Notification has been made;

f)	the expiration of the Term of the Option and the Term of Exploration;

g)	the delivery of the Rescission Notification according to clause 22 (should be Clause 17);

h)	the achievement of the objectives for which this Contract was made;

i)	the express written agreement from both parties, signed and ratified before a notary public.

28.	Area of Influence. Every right or legal interest, which after the date of signing of this document, the CONCESSIONARY acquires over any mining concession that is not considered in this Contract and which lies within 3 kilometers of the exterior limits of the superficial area of the mining lot protected by the Mining Concession, will form part of the jurisdiction of this Contract and will be included automatically in the Mining Concession.

29.	Successors and Assignees. The present Contract shall be binding upon and enure to the benefit of both parties, as well as their successors and assignees.

30.	Transfer of Rights. The EXPLORATION COMPANY may, without requiring the previous consent of the CONCESSIONARY, transfer totally or partially, the rights acquired by this Contract. In the event of a Transfer of Rights, the acquiring third party will also accept all the obligations agreed to in the present Contract by the EXPLORATION COMPANY, which will become obligatory from the day the Transfer of Rights takes place.

31.	Additional Obligations. The CONCESSIONARY agrees to perform every act and to uphold and/or sign any additional document, commitment or instrument that might be required, necessary or prudent to conform to Mexican laws in order to perform the registration of the present Contract before the “Public Mining Registry of the General Directorate of Mines of the Secretary of the Economy”

32.	Entire Agreement. The present Contract and notification documents referred to herein form the entire agreement by both parties with respect to the subject matter, and supersede every other agreement, document or letter of intent, verbal or written, that both sides have made in relation to this matter, and including, without limitation, the Promise to Contract.

Having read all of the present Contract, the parties which are involved and informed of their legal power, signed at Monterrey, N.L., on February 11th, 2004.

THE EXPLORATION COMPANY

MINERA MEXICANA EL ROSARIO, S.A. DE C.V.

/s/ Francisco Ramos SanchezING.
FRANCISCO RAMOS SÁNCHEZ

THE CONCESSIONARY

MR.     ALFREDO RODRIGUEZ CHAVEZ

/s/ Eduardo Rodriguez ChavezMR.
EDUARDO RODRIGUEZ CHAVEZLEGAL
REPRESENTATIVE